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                                                                EXHIBIT 5.1


              [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]




                              February 5, 1999


UnionBanCal Corporation
400 California Street
San Francisco, CA  94104

Ladies and Gentlemen:

          We have acted as special counsel to UnionBanCal Corporation, a California corporation (the "Company"), UnionBanCal Finance Trust I, UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV, each a statutory business trust created under the Business Trust Act of the State of Delaware (each, a "Trust," and collectively, the "Trusts"), in connection with the preparation of the Registration Statement on Form S-3 (Nos. 333-67581, 333-67581-01, 333-67581-02, 333-67581-03 and 333-67581-04 (such
Registration Statement being hereinafter referred to as the "Registration Statement") filed by the Company and the Trusts with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the Company's (a) unsecured senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the "Debt Securities"), which may be issued pursuant to an indenture (as amended or supplemented, the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), (b) shares of Preferred Stock (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"), which may be issued under deposit agreements (the "Deposit Agreements") to be entered into by the Company in respect of the Depositary Shares; (c) shares of Common Stock (the "Common Stock"); and (d) guarantees of the Preferred Securities of the Trusts (the "Preferred Securities Guarantee") to be issued under one or more guarantee agreements (each, a "Guarantee Agreement") to be entered into by the Company; and (ii) the Trusts' preferred securities (the "Preferred Securities," and together with the Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Preferred Securities Guarantees, the


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UnionBanCal Corporation
February 5, 1999
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"Offered Securities") that are to be issued by each Trust pursuant to its respective Amended and Restated Declaration of Trust (each, an "Amended Declaration").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of the Indenture filed as an exhibit to the Registration Statement; (iii) the form of the Guarantee Agreements filed as exhibits to the Registration Statement; (iv) the form of Deposit Agreement filed as an exhibit to the Registration Statement; (v) the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and the Bylaws (the "Bylaws") of the Company as currently in effect; (vi) the Certificate of Trust of each of the Trusts filed with the Secretary of State of the State of Delaware; (vii) the Declaration of Trust of each of the Trusts dated as of November 17, 1998 (the "Declaration of Trust"); (viii) the forms of the Amended Declaration of each of the Trusts filed as exhibits to the Registration Statement; (ix) a specimen certificate representing the Common Stock; (x) a specimen certificate representing the Preferred Stock; and (xi) certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, the Trusts and related matters (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company and the Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery


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UnionBanCal Corporation
February 5, 1999
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by such parties of such documents and the validity and binding effect thereof on such parties.

          As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, each of the Trusts and others.

          We do not express any opinion as to the laws of any jurisdiction other than the laws of the States of California and New York, the Delaware General Corporation Law (the "DGCL") and the Business Trust Act of the State of Delaware.

          Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Indenture has been duly authorized executed and delivered by the Trustee, as qualified to act under the Trust Indenture Act of 1939; (ii) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Articles of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Indenture has been duly executed and delivered by the Company; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities) will have been duly authorized, and the Offered Debt Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in

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UnionBanCal Corporation
February 5, 1999
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accordance with their terms, except to the extent that (x) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (3) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and (y) any waiver with respect to usury laws.

          2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Determination for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Determination has been duly filed with the Secretary of State of the State of California; (iii) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives consideration per share for the Offered Preferred Stock in such amount as may be determined by the Board of Directors of the Company, or an authorized committee thereof, in a form legally valid under Section 409 of the California General Corporation Law ("CGCL"), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

          3. With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Depositary Shares and the related series of Preferred Stock in accordance with the Board Resolutions, including the adoption of a

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UnionBanCal Corporation
February 5, 1999
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Certificate of Determination for such related series of  Preferred Stock in the form required by applicable law; (ii) such Certificate of Determination has been duly filed with the Secretary of State of the State of California;
(iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the applicable Deposit Agreement has been duly executed and delivered; (v) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of California and delivered to the depositary for deposit in accordance with the Deposit Agreement; and
(vi) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the depositary in accordance with the Deposit Agreement, the issuance and sale of the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          4. With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with the Board Resolutions; (ii) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iii) the Company receives consideration per share of the Offered Common Stock in a form legally valid under Section 409 of the CGCL, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock,) will have been duly authorized, and such Offered Common Stock will be validly issued, fully paid and nonassessable.

          5. With respect to the Preferred Securities (the "Offered Preferred Securities"), when (i) the trustees of the applicable Trust have taken all necessary action

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UnionBanCal Corporation
February 5, 1999
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to adopt the Amended Declaration and to fix and determine the terms of the
Offered Preferred Securities in accordance with the Amended Declaration; (ii) the terms of the Offered Preferred Securities and of their issuance and sale have been duly established in conformity with the Amended Declaration so as not to violate any applicable law, the applicable Certificate of Trust, Declaration of Trust and Amended Declaration, or result in a default under or a breach of any agreement or instrument binding upon the applicable Trust and the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Trust and the Company; and (iii) the Offered Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the prospectus supplement relating thereto, the issuance and sale of the Offered Preferred Securities will have been duly authorized for issuance and will represent, subject to paragraph 6 below, fully-paid, nonassessable and undivided beneficial interests in the assets of the applicable Trust.

          6. The holders of the Offered Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL. We bring to your attention, however, that the holders of the Offered Preferred Securities of each Trust may be obligated, pursuant to the Amended Declaration of such Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Preferred Securities and the issuance of replacement Offered Preferred Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined therein) to exercise its rights and powers under the applicable Amended Declaration.

          7. With respect to the Preferred Securities Guarantees (the "Offered Guarantees"), when (i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Declaration and to fix and determine the terms of the Offered Preferred Securities in accordance with the terms of the applicable Amended Declaration; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Guarantees in accordance with the Board Resolution; (iii) the terms of the Offered Preferred Securities and the related Offered Guarantee and the issuance and sale thereof

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UnionBanCal Corporation
February 5, 1999
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have been duly established in conformity with the applicable Amended
Declaration and applicable Guarantee Agreement, respectively, so as not to violate any applicable law, the applicable Certificate of Trust, Declaration of Trust and Amended Declaration, the Articles of Incorporation and Bylaws, respectively, or result in a default under or a breach of any agreement or instrument binding upon the Trust or the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Trust or the Company; (iv) the applicable Guarantee Agreement has been duly executed and delivered; (v) the Offered Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the prospectus supplement relating thereto; (vi) certificates representing the Offered Preferred Securities have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Securities and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (vii) the applicable Trust receives the agreed-upon consideration therefor, the Offered Guarantee will be a valid and binding obligation of the Company enforceable in accordance with its terms except to the extent that (A) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (B) the waiver contained in Section 5.2 or 5.3 of the Guarantee Agreements may be deemed unenforceable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                         Very truly yours,

                         Skadden, Arps, Slate, Meagher & Flom LLP